EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
May 1, 2017

Centrus Energy Corp. Regains Compliance
with NYSE MKT Continued Listing Standards

BETHESDA, Md. - Centrus Energy Corp. (NYSE MKT: LEU) today reported that it has received notification from the NYSE MKT LLC that the Company has regained compliance with the NYSE MKT’s continued listing standards.

“Today’s announcement reflects our focus on shareholder value and the continued progress that we are making,” said Daniel B. Poneman, Centrus’ president and chief executive officer.

On November 17, 2015, Centrus received notice from the NYSE MKT indicating that the Company was not in compliance with continued listing standards. In December 2015, Centrus submitted a plan to the NYSE MKT outlining the steps the Company would take to regain compliance by May 17, 2017. That plan was formally accepted by NYSE MKT in January 2016, and the Company has continued to be listed on the exchange throughout the 18-month period.

The notification from the NYSE MKT, received on April 28, 2017, confirms that Centrus is back in compliance with the listing standard. In accordance with NYSE MKT regulations, the Company will be subject to a 12-month follow-up review period to ensure that the Company does not fall below any of the NYSE MKT’s continued listing standards.

About Centrus Energy Corp.

Centrus Energy Corp. is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world. Our mission is to provide reliable and competitive fuel goods and services to meet the needs of our customers, consistent with the highest levels of integrity, safety, and security.

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our common stock on the NYSE MKT LLC; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks associated with our reliance on third-party suppliers to provide essential services to us;  pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission.

Contacts:

Investors: Don Hatcher (301) 564-3460
Media: Jeremy Derryberry (301) 564-3392